EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 2 to Registration Statement on Form S-8, File No. 333-179610, of our report dated July 30, 2012 with respect to the audited financial statements of Mass Megawatts Wind Power Inc. for the year ended April 30, 2012.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 5, 2014